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                                                                     EXHIBIT 5.1
                                August 11, 1997

Price Communications Corporation
Price Holdings Corporation
45 Rockefeller Plaza
New York, New York 10020

  RE: PRICE COMMUNICATIONS CORPORATION AND PRICE HOLDINGS CORPORATION REGISTRATION STATEMENT
       ON FORM S-4
       -----------

Ladies and Gentlemen:

  You have requested our opinion in connection with the above-referenced Registration Statement on Form S-4, pursuant to which Price Holdings Corporation, a New York corporation ("Holdings"), intends to issue, in accordance with that certain Agreement and Plan of Merger among Holdings, Price Communications Corporation, a New York corporation (the "Company") and PCC Sub, Inc., a New York corporation, (the "Agreement and Plan of Merger") certain shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock").

  We have reviewed copies of the Certificate of Incorporation and By-laws of the Company and Holdings, the Agreement and Plan of Merger and the Registration Statement and exhibits thereto, and have examined such other corporate documents and records, and have made such investigations of law, as we have deemed necessary, in order to render the opinion hereinafter set forth.

  Based upon, and subject to, the forgoing, we advise you that, in our opinion, the Shares have been duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.

  We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,


                                PROSKAUER ROSE LLP